Exhibit 8.1

Subsidiaries

As of December 31, 2011, we owned, directly or indirectly, the following subsidiaries. All of these entities are private limited liability companies and they do business in their corporate names.

Name of entity	Our interest	Jurisdiction of incorporation
CNOOC China Limited	100%	Tianjin, PRC
CNOOC International Limited	100%	British Virgin Islands
China Offshore Oil (Singapore) International Pte Ltd	100%	Singapore
CNOOC Finance (2002) Limited	100%	British Virgin Islands
CNOOC Finance (2003) Limited	100%	British Virgin Islands
Malacca Petroleum Limited	100%	Bermuda
OOGC America, Inc.	100%	Delaware, USA
OOGC Malacca Limited	100%	Bermuda
CNOOC Southeast Asia Limited	100%	Bermuda
CNOOC Africa Holding Ltd.	100%	British Virgin Islands
CNOOC Africa Ltd.	100%	British Virgin Islands
CNOOC Africa (UK) Limited	100%	London, U.K.
CNOOC SES Ltd.	100%	Labuan, F.T., Malaysia
CNOOC Poleng Ltd.	100%	Labuan, F.T., Malaysia
CNOOC Madura Ltd.	100%	Labuan, F.T., Malaysia
CNOOC NWS Private Limited	100%	Singapore
CNOOC Australia E&P Pty Ltd	100%	Australia
CNOOC Wiriagar Holding Limited	100%	British Virgin Islands
CNOOC Muturi Holding Limited	100%	British Virgin Islands
CNOOC Muturi Limited	100%	The Isle of Man
CNOOC Canada Limited	100%	Canada

CNOOC Belgium BVBA	100%	Belgium
CNOOC Australia Limited	100%	British Virgin Islands
CNOOC Exploration & Production Nigeria Limited	100%	Nigeria
AERD Projects Nigeria Limited	92.11%	Nigeria
CNOOC Hong Kong Holding Limited	100%	Hong Kong
CNOOC Myanmar Holding Ltd.	100%	British Virgin Islands
CNOOC Myanmar Ltd.	100%	British Virgin Islands
CNOOC Middle East (Qatar) Limited	100%	British Virgin Islands
CNOOC Congo SA	100%	Republic of Congo
CNOOC Caspian (Kazakhstan) Ltd.	100%	Cayman Islands
CNOOC Singapore Private Limited	100%	Singapore
CNOOC Australia Energy Pty Ltd	100%	Australia
CNOOC Batanghari Ltd.	100%	Malaysia
CNOOC Palung Aru Ltd.	100%	Malaysia
CNOOC FPSO Holding Limited	100%	Liberia
CNOOC Liberia Limited	100%	Liberia
CNOOC Uganda (BVI) Ltd	100%	British Virgin Islands
De coöperatieve vereniging CNOOC Netherlands U.A.	100%	The Netherlands
CNOOC Netherlands B.V.	100%	The Netherlands
CNOOC Uganda Ltd	100%	Uganda
CNOOC Deepwater Development Limited	100%	Zhuhai, PRC
CNOOC Hainan Dock Limited	100%	Zhuhai, PRC
CNOOC Iraq Limited	100%	British Virgin Islands
CNOOC Finance (2011) Limited	100%	British Virgin Islands

CNOOC Algeria (BVI) Limited	100%	British Virgin Islands
CNOOC Reserves Fund I, Ltd.	100%	Cayman Islands
CNOOC Luxembourg S.à r.l.	100%	Luxembourg
CNOOC Investment Canada Inc.	100%	Canada
CNOOC Canada Inc.	100%	Canada
CNOOC Eagle Ford Midstream LLC	100%	Delaware, USA
CNOOC Niobrara Midstream LLC	100%	Delaware, USA
Tainan-Chaoshan Petroleum Operating Company Limited*	50%	British Virgin Islands
Husky - CNOOC Madura Limited *	50%	British Virgin Islands
Chaoyang Petroleum (BVI) Limited*	50%	British Virgin Islands
Chaoyang Petroleum (Trinidad) Block 3A Limited*	50%	Barbados
Chaoyang Petroleum (Trinidad) Block 2C Limited*	50%	Barbados
Bridas Corporation*	50%	British Virgin Islands
Northern Cross (Yukon) Limited*	50%	Canada

* We and our partners jointly control these entities.